Exhibit 23.3

Consent of Independent Auditor

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Serve Robotics Inc. of our report dated April 13, 2026, relating to the financial statements of Diligent Robotics, Inc. as of and for the year ended December 31, 2025, appearing in the Serve Robotics Inc. Current Report on Form 8-K/A dated April 14, 2026. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ dbbmckennon

Newport Beach, California

May 11, 2026